Exhibit 10.33

THIRD AMENDMENT TO COLLABORATION AGREEMENT

This Third Amendment to Collaboration Agreement (“Amendment”), entered into and effective as of December 22, 2004 (the “Effective Date”), is between Sunesis Pharmaceuticals, Inc., a Delaware Corporation having a principal place of business at 341 Oyster Point Boulevard, South San Francisco, California 94080 (“Sunesis”), and Johnson & Johnson Pharmaceutical Research & Development, L.L.C., a New Jersey limited liability company having a place of business at 920 U.S. Route 202, Raritan, New Jersey 08869 (“JJPRD”). Sunesis and JJPRD may be referred to individually herein as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Sunesis and JJPRD entered into a Collaboration Agreement dated May 3, 2002 (the “Collaboration Agreement”), as supplemented by a letter agreement dated May 2, 2002, and as amended by an Amendment to Collaboration Agreement dated December 15, 2002, and a Notice of Extension and Second Amendment to Collaboration Agreement dated December 15, 2003 (taken together, the “Collaboration Agreement”); and

WHEREAS, JJPRD has notified Sunesis that it wishes to further extend the term of the Research Program under the Collaboration Agreement, and Sunesis and JJPRD desire to make further modifications to the Collaboration Agreement for the purpose of specifying the funding to be paid by JJPRD to Sunesis to support the extended research and permitting public disclosure of the target of the collaborative research;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Sunesis and JJPRD hereby agree as follows:

1.             Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Collaboration Agreement.

2.             Pursuant to Section 2.4 of the Collaboration Agreement, JJPRD has opted to extend the Research Term for eight (8) additional months. Accordingly, the Parties agree to extend the Research Term from May 3, 2005 through December 31, 2005 (the “Second Extension”). Sunesis agrees to provide, and JJPRD agrees to fund, [*] ([*]) FTEs to conduct activities in the Research Program during the Second Extension of the Research Term.

3.             In consideration of the provision of FTEs for the Second Extension, JJPRD agrees to pay Sunesis research funding at the FTE Rate of [*] dollars ([*]) per FTE per year. Accordingly, JJPRD shall pay Sunesis a total of [*] US dollars (i.e., $[*]/FTE/year x (8/12 year) x [*] FTEs = $[*]) as funding for the Research Program during the Second Extension. Such funding shall be due in installments quarterly in advance of each quarter of the extended Research Term and payable within forty-five (45) days of JJPRD’s receipt of a written invoice therefor as provided for in Section 5.1.2 of the Collaboration Agreement. All invoices shall in essential respects be in the form provided at Exhibit A.

4.             Pursuant to Section 3.4 of the Collaboration Agreement, the JRC shall promptly decide how to allocate the FTEs to the work to be performed by Sunesis during the Second Extension of the Research Term and shall modify the Research Plan accordingly.

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.             Subject to the conditions of Sections 9.3 and 9.4 of the Collaboration Agreement with respect to public disclosures and publications, JJPRD and Sunesis agree that either party may disclose to third parties the target of the collaboration as being Cathepsin S.

6.             Except to the extent modified or amended herein, all other terms and conditions of the Collaboration Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as a sealed instrument effective as of the date first above written.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Swisher

Name:	Daniel N. Swisher

Title:	CEO

JOHNSON & JOHNSON PHARMACEUTICAL

RESEARCH & DEVELOPMENT, L.L.C.

By:	/s/ Michael R. Jackson

Name:	Michael R. Jackson

Title:	President ALZA

Exhibit A

Form of Invoice

Sunesis TAX ID #

To:

Donna Uranowski, La Jolla Site Administrator

Johnson & Johnson Pharmaceutical Research & Development, L.L.C.

3210 Merryfield Row

San Diego, CA 92121

(Tel+ 1-858-450-2060)

Terms: Net 45 days                     PO#

Amount of payment due:                                   dollars ($                                          )

Payment for: quarterly installment due according to COLLABORATION AGREEMENT between Sunesis Pharmaceuticals, Inc. and Johnson & Johnson Pharmaceutical Research & Development, L.L.C., dated May 3, 2002 (as amended), in support of FTEs for the quarter of the Research Term running from                       until                                                                                                                 ..

Bill to:

Johnson & Johnson Pharmaceutical Research & Development, L.L.C.

Remit to:

Sunesis Pharmaceuticals, Inc.

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